Exhibit 99.1
Penson Worldwide, Inc. Says Market Activity Related to Non Accrual Receivables
Dallas, TX, May 12, 2011 — Penson Worldwide, Inc. (NASDAQ: PNSN) today said it believes that the recent declines in its stock price appear to be related to its recent Form 10-Q disclosure of a concentrated collateral position associated with Retama Development Corporation related receivables. The Company currently expects to resolve this situation without a loss, but even if a loss were realized, Penson said it would have no impact on the Company’s solid regulatory capital or sound financial condition.
As reported in the Company’s Form 10-Q, as filed with the Securities and Exchange Commission on May 9, 2011, Penson has approximately $42.6 million in non accruing receivables collateralized by securities related to the Retama Development Authority, which have declined in liquidity.
The $42.6 million of receivables represent only 0.49% of Penson’s $8.7 billion in average daily customer balances during the first quarter of 2011. Penson regularly reviews the value of the collateral, including a recent third party appraisal of the real estate underlying the Retama facility.
As of the end of March, Penson operating companies had more than $100 million in excess regulatory capital, which already reflects the deduction of these illiquid receivables. Penson companies also held more than $5.8 billion in cash or cash equivalents at the end of the March quarter.
“We believe the activity of the Company’s stock related to the Retama related collateral is unwarranted. We hope this news release will aid in putting this issue to rest,” said Philip A. Pendergraft, Chief Executive Officer. “Penson Worldwide remains strongly financed, with ample excess regulatory capital and a solid business, and none of this affects or involves any correspondents or their customers. We continue to move ahead with our 2011 plan, which calls for reducing quarterly losses and generating a small profit (excluding first quarter non-operating items) for the year.”
The Company also announced the resignation of Thomas R. Johnson from its Board of Directors. Based on Mr. Johnson’s position as chief executive officer of Call Now, Inc, a holder of a portion of the Retama related collateral, both Mr. Johnson and the Company felt it appropriate for him to resign his position at this time.
About Penson Worldwide: www.penson.com
The Penson Worldwide group of companies provides execution, clearing, custody, settlement and technology infrastructure products and services to financial services firms and others servicing the global financial services industry. The Penson Worldwide group of companies includes Penson Financial Services, Inc., Penson Financial Services Canada Inc., Penson Financial Services Ltd., Nexa Technologies, Inc., Penson Futures, Penson Asia Limited, and Penson Financial Services Australia Pty Ltd, among other companies. Headquartered in Dallas, Texas, Penson has served the clearing needs of the global financial services industry since 1995. Penson Worldwide — Building the Best Clearing and Execution Services Firm in the World.
Penson Financial Services, Inc. is a member of FINRA, New York Stock Exchange, NYSE Arca Exchange, NYSE Amex Equities, NYSE Amex Options, BATS Exchange, Direct Edge Exchanges (EDGA and EDGX), Chicago Board Options Exchange (CBOE), Chicago Stock Exchange, International Securities Exchange (ISE), NASDAQ OMX BX, NASDAQ OMX PHLX, NASDAQ Stock Market, NASDAQ LIFFE, LLC, National Stock Exchange, Options Clearing Corp. (OCC), Fixed Income Clearing Corp. (FICC), MSRB, National Securities Clearing Corp. (NSCC), DTC, ICMA, Euroclear, and SIPC. Penson Financial Services Canada Inc. is a participating organization with the Toronto Stock Exchange, the Montreal Exchange, the CNQ Exchange and the TSX Venture Exchange, is regulated by the Investment Industry Regulatory Organization of Canada, is a member of the CIPF, CDCC and CDS and subscribes to various Canadian Alternative Trading Systems. Penson Financial Services Ltd. is a member of the London Stock Exchange, Chi-X Europe, BATS

Europe, NYSE Arca, NYSE Euronext, and SmartPool, and is authorized and regulated by the Financial Services Authority. Penson Financial Services Australia Pty Ltd holds an Australian Financial Services License and is a Participant of ASX Limited, Australian Clearing House Pty Limited, and ASX Settlement and Transfer Corporation Pty Limited. Penson Futures is a registered Futures Commission Merchant and clearing member at the Chicago Mercantile Exchange, Chicago Board of Trade, New York Mercantile Exchange, Kansas City Board of Trade, Minneapolis Board of Trade, NYSE Liffe US, NYSE Euronext LIFFE, ONEChicago, ICE Futures Europe and ICE Futures USA.
Forward-Looking Statements
Statements contained in this news release that are not based on current or historical fact are forward-looking in nature. Such forward-looking statements are based on current plans, estimates and expectations. Forward-looking statements are based on known and unknown risks, assumptions, uncertainties and other factors. Actual results, performance, or achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. Penson undertakes no obligation to publicly update or revise any forward-looking statement.
Contacts
Gary Fishman (gary.fishman@anreder.com, Steven Anreder (steven.anreder@anreder.com), or Michael Shallo (michael.shallo@anreder.com), of Anreder & Company, at +1-212-532-3232